                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 I.C. ISAACS & COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        EUGENE C. WIELEPSKI, CORPORATE SECRETARY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                              [ISAACS' LETTERHEAD]

                                    May 11, 1998

To Our Stockholders:

    On behalf of our Directors, I cordially invite you to attend the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc. The Meeting will be held at 11:00 a.m., local time, on Tuesday, June 16, 1998, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224. The formal notice of the meeting is attached hereto.

    The Proxy Statement describes matters that we expect will be acted upon at the Annual Meeting. The stockholders who are present will have the opportunity to ask questions.

    We are gratified by our stockholders' interest in the Company and hope that many of you vote your shares in person or by proxy. We urge you to return your proxy card as soon as possible.

                                          Cordially yours,

                                          Robert J. Arnot
                                          Chairman of the Board and Co-Chief
                                          Executive
                                          Officer

                                          Gerald W. Lear
                                          President and Co-Chief Executive
                                          Officer

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of I.C. ISAACS & COMPANY, INC. (the "Company") will be held on Tuesday, June 16, 1998, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect three directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the current fiscal year; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed May l, 1998, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors
                                          Robert J. Arnot
                                          Chairman of the Board and Co-Chief
                                          Executive
                                          Officer

                                          Gerald W. Lear
                                          President and Co-Chief Executive
                                          Officer

                                          Eugene C. Wielepski
                                          Corporate Secretary

Baltimore, Maryland
May 11, 1998

    YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. IF YOU WILL BE UNABLE TO BE PRESENT AT THE MEETING OR EVEN IF YOU ANTICIPATE THAT YOU WILL ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WITHOUT DELAY. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED. YOUR PROMPT RETURN OF YOUR PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATIONS.

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of I.C. Isaacs & Company, Inc. (the "Company"), of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company on Tuesday, June 16, 1998, and any adjournments or postponements thereof. The Meeting will be at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect three directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the current fiscal year; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    This Proxy Statement, the accompanying Notice of Annual Meeting and Proxy Card and the Company's 1997 Annual Report on Form 10-K containing the Company's consolidated financial statements for the year ended December 31, 1997 are being mailed to stockholders on or about May 11, 1998.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

    Stockholders of record at the close of business on May 1, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. On the Record Date, the Company had outstanding entitled to vote 8,320,000 shares of common stock, par value $.001 per share (the "Common Stock"). For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

    A proxy is enclosed for use at the Meeting. Each stockholder is urged to complete and return the enclosed proxy immediately, even if attendance in person at the Meeting is anticipated. The proxy may be revoked by the stockholder at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by (i) the stockholder's attendance at the Meeting, (ii) filing a written notice of revocation with the Secretary of the Meeting, and
(iii) voting in person. The presence of a stockholder at the Meeting will not automatically revoke that stockholder's proxy. All notices of revocation should be sent to the attention of the Company's Corporate Secretary, Eugene C. Wielepski, I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522.

VOTING AND SOLICITATION

    Proxies properly executed and received in time to be duly presented at the Meeting will be voted in accordance with the stockholder's directions. Properly executed proxies not marked to indicate any desired vote will be voted FOR the election of the nominees for directors named below and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

    The expense of preparing, printing, and mailing this proxy statement and the proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors and officers of the Company in person or by telephone or telegram. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with Securities and Exchange Commission (the "SEC") regulations, in sending this proxy statement and proxies to the beneficial owners of its Common Stock.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

    The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Company's Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

    Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected. Directors of the Company shall be elected by a plurality of votes cast at the Meeting. The holders of Common Stock may not vote their shares cumulatively for election of directors. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company's Board of Directors met on five occasions in 1997. Each director of the Company who is also an employee of the Company attended 100% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served. Each director of the Company who is not also an employee of the Company attended fewer than 75% of such meetings. The Board of Directors has standing audit and compensation committees as described below.

    AUDIT COMMITTEE. The Audit Committee consists of Ronald S. Schmidt (Chairman), Neal J. Fox and Anthony J. Marterie. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Audit Committee was formed in February, 1998 and therefore did not meet during 1997.

    COMPENSATION COMMITTEE. The Compensation Committee consists of Ira J. Hechler (Chairman), Jon Hechler and Ronald S. Schmidt. The Compensation Committee reviews and determines the compensation of the Company's executive officers and recommends the granting of awards to eligible employees pursuant to the Company's 1997 Omnibus Stock Plan. See "Compensation Committee Report on Executive Officer Compensation," below. The Compensation Committee was formed in May 1997 and met one time during 1997.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company receive an annual retainer fee of $10,000 for their services and attendance fees of $750 per Board or committee meeting attended. All directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings. In addition, members of the Board of Directors are eligible to participate in the Company's 1997 Omnibus Stock Plan. See "Executive Compensation--1997 Omnibus Stock Plan."

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

    The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the number of directors constituting the Board of Directors shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at nine.

    Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Meeting ("Class I"), the 1999 Annual Meeting of Stockholders ("Class II") and at the 2000 Annual Meeting of Stockholders ("Class III"), respectively.

    At the Meeting, three directors are to be elected as Class I directors, each for a term of three years, or until their successors have been elected and qualified. The Board of Directors has nominated for election as Class I directors, Robert J. Arnot, Gerald W. Lear and Eugene C. Wielepski, each of whom currently serves on the Board as Class I directors. The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR the nominees for Class I directors. All of the nominees for Class I directors have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any nominee for election as a Class I director will not be a candidate or will be unable to serve, but if either event occurs, it is intended that the shares represented by proxies will be voted FOR such substituted nominee or nominees as the Board, in its discretion, may designate.

    The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the nominees for election as Class I directors and for each of the Class II and Class III incumbent directors.

CLASS I: NOMINEES WHOSE TERMS WILL EXPIRE IN 2001.

    The Company has two Chief Executive Officers, Robert J. Arnot and Gerald W. Lear. Messrs. Arnot and Lear share decision-making responsibility with respect to the Company's business strategy, product pricing, budgeting, financial management, institutional relationships, licensing decisions, European operations and legal issues.

    ROBERT J. ARNOT, age 49, has been a director of the Company since 1984, Vice President of Planning and Corporate Development from 1989 to 1991, Chairman of the Board of Directors since 1991 and Co-Chief Executive Officer since 1996. He has been employed by the Company since 1989. In addition to sharing overall decision-making responsibility as described above, Mr. Arnot has lead responsibility for the following operating areas, which report directly to him in New York: BOSS-Registered Trademark-, Beverly Hills Polo
Club-Registered Trademark- and Girbaud-Registered Trademark- design and merchandising, Asian sourcing and manufacturing, BOSS-Registered Trademark-, Beverly Hills Polo Club-Registered Trademark- and Girbaud-Registered Trademark-sales management and advertising.

    GERALD W. LEAR, age 55, has been a director of the Company since 1980 and President and Chief Executive Officer since 1987. He was Vice President from 1975 to 1984 and Executive Vice President from 1984 to 1986. He has been employed by the Company since 1962. In addition to sharing overall decision-making responsibility as described above, Mr. Lear has lead responsibility for the following operating areas, which report directly to him in Baltimore: United States and Mexican production of bottoms, United States tee shirt production, I.C. Isaacs bottoms merchandising, bottoms design department, cost accounting, shipping and warehousing and corporate administration (which includes management information systems, credit, accounting, customer service and personnel).

    EUGENE C. WIELEPSKI, age 51, has been a director, Vice President--Finance and Chief Financial Officer of the Company since 1991. He has also held the positions of Secretary and Treasurer since 1976. From 1976 to 1990 he was Controller. He is a Certified Public Accountant and has been employed by the Company since 1973.

CLASS II: INCUMBENTS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING OF
  STOCKHOLDERS.

    IRA J. HECHLER, age 79, has been a director of the Company since 1984. He is a private investor who is also a member of the Board of Directors of American Banknote Corporation and Concord Camera Corporation. He is Vice Chairman of the Board of Directors of A.R.T./New York and a member of the Board of Trustees and Treasurer of the Nassau County Museum of Art. He is the father of Jon Hechler.

    JON HECHLER, age 44, has been a director of the Company since 1984. He has been employed by Ira J. Hechler and Associates, an investment company, since 1980. He also serves as President of T. Eliot, Inc., a manufacturer of bathroom equipment. He is the son of Ira J. Hechler.

    GARY B. BASHERS, age 50, has been a director and Chief Operating Officer of the Company since 1988 and Vice President--Manufacturing since 1985. Prior to that he held positions with the Company in quality control and manufacturing. He has been employed by the Company since 1978. Prior to joining the Company, he held various manufacturing management positions in the apparel industry since 1969.

CLASS III: INCUMBENTS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF
  STOCKHOLDERS.

    RONALD S. SCHMIDT, age 54, has been a director of the Company since 1990. He is President and Chief Executive Officer of I.B. Diffusion, a manufacturer of ladies' apparel.

    NEAL J. FOX, age 64, has been a director of the Company since February 1998. Since 1989 he has served as the President and Chief Executive Officer of Sulka, an international menswear retailer.

    ANTHONY J. MARTERIE, age 59, has been a director of the Company since February 1998. Since 1989 he has served as the President and Chief Executive Officer of North Coast Industries, a producer and distributor of casual women's sportswear under the Blast-Registered Trademark- brand which is not competitive with the Company's brands.

                  PRINCIPAL EXECUTIVE OFFICERS OF THE COMPANY
                           WHO ARE NOT ALSO DIRECTORS

    Executive officers of the Company are elected annually by the Board of Directors. Set forth below is certain information regarding the positions and business experience of the only executive officer of the Company who is not also a director of the Company.

    THOMAS P. ORMANDY, age 47, has been Vice President--Sales of the Company since 1986. Previously, he was a salesman with Thompson and Company, an apparel manufacturer, since 1975. He is responsible for the sales and marketing of the BOSS-Registered Trademark- men's, boys' and juniors' lines as well as the Beverly Hills Polo Club-Registered Trademark- men's line and the Girbaud-Registered Trademark- men's and women's lines.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, as of May 1, 1998, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all directors and executive officers of the Company as a group:

                                                                          BENEFICIAL OWNERSHIP OF
                                                                               COMMON STOCK
                                                                          -----------------------
                                                                            NUMBER
NAME OF BENEFICIAL OWNERS                                                 OF SHARES     PERCENT
------------------------------------------------------------------------  ----------  -----------
Robert J. Arnot (1).....................................................     447,792         5.4%
Gary B. Brashers........................................................     288,237         3.5
Neal J. Fox.............................................................           0       *
Ira J. Hechler (1)......................................................     811,361         9.8
Jon Hechler.............................................................     365,791         4.4
Gerald W. Lear (1)......................................................     447,792         5.4
Anthony J. Marterie.....................................................           0       *
Thomas P. Ormandy.......................................................     158,320         1.9
Ronald S. Schmidt.......................................................           0       *
The Robinson-Humphrey Company, LLC (2)..................................     625,900         7.5
Eugene C. Wielepski.....................................................     185,242         2.2
All directors and executive officers as a group
  (11 persons)..........................................................   2,704,535        32.5%

------------------------

*   Less than one percent.

(1) The business address of such person is c/o I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522. Except as described below and subject to the Restated Shareholders' Agreement and applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. See "Certain Relationships and Related Transactions--Restated Shareholders' Agreement."

(2) This number of shares is based on a Schedule 13G filed jointly with the SEC on February 13, 1998 by The Robinson-Humphrey Company, LLC ("R-H"), Smith Barney Inc. ("SB"), Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Travelers Group Inc. ("TRV"). The business address of R-H is Atlanta Financial Center, 3333 Peachtree Road, NE, Atlanta, Georgia 30326. The business address of each of SB, SSB Holdings and TRV is 388 Greenwich Street, New York, New York 10013. SSB Holdings and TRV disclaimed beneficial ownership of such shares in the Schedule 13G.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation for the past two years of each of the Company's five most highly compensated officers, including the two Co-Chief Executive Officers (collectively, the "Named Executive Officers"):

                                                                                         ANNUAL COMPENSATION (2)
                                                                                    ---------------------------------
NAME AND PRINCIPAL POSITION                                                           YEAR       SALARY      BONUS
----------------------------------------------------------------------------------  ---------  ----------  ----------

Robert J. Arnot (1)...............................................................       1997  $  379,542  $       --
  Chairman of the Board and                                                              1996     275,676      50,000
  Co-Chief Executive Officer

Gerald W. Lear (1)................................................................       1997     386,918          --
  President and                                                                          1996     300,220      50,000
  Co-Chief Executive Officer

Gary B. Brashers (1)..............................................................       1997     235,328          --
  Vice President--Manufacturing and                                                      1996     200,220      25,000
  Chief Operating Officer

Eugene C. Wielepski (1)...........................................................       1997     190,885          --
  Vice President--Finance and                                                            1996     160,220      20,000
  Chief Financial Officer

Thomas P. Ormandy (1).............................................................       1997     301,581          --
  Vice President--Sales                                                                  1996     240,000     110,000

Marc Baff.........................................................................       1997     119,150          --
  Vice President--Sales                                                                  1996     107,620          --

------------------------

(1) In his capacity as a stockholder of the Company, this Named Executive Officer (a) was reimbursed during 1996 and 1997 for payment of taxes on income of the Company that was passed through to the stockholders and (b) received, in connection with the Company's initial public offering in 1997, a dividend distribution representing a portion of the earned but undistributed S corporation earnings of the Company.

(2) Perquisites did not exceed the lesser of $50,000 or 10.0% of the total salary and bonus in any year for any of the Named Executive Officers.

DEFINED BENEFIT PENSION PLAN

    The Company maintains a defined benefit pension plan (the "Pension Plan") for its employees. The normal retirement benefit, payable at age 65, is 20.0% of base compensation up to $10,000 plus 39.5% of base compensation over $10,000, prorated for service less than 30 years. A reduced benefit is also payable on early retirement, after age 55 and after 15 years of service. The Pension Plan also provides disability retirement and death benefits. The Company pays the full cost of the benefits under the Pension Plan through its contributions to a trust. The Company's cash contributions to the Pension Plan during the year ended December 31, 1997 aggregated approximately $0.4 million.

    The Pension Plan Table below provides the estimated annual benefits payable under the Pension Plan upon retirement in specified compensation and years of service classifications:

PENSION PLAN TABLE

                                                                                 YEARS OF SERVICE
                                                               -----------------------------------------------------
REMUNERATION                                                      15         20         25         30         35
-------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$100,000.....................................................  $  13,838  $  18,451  $  23,063  $  27,676  $  27,676
125,000......................................................     13,838     18,451     23,063     27,676     27,676
150,000......................................................     13,838     18,451     23,063     27,676     27,676
175,000......................................................     13,838     18,451     23,063     27,676     27,676
200,000......................................................     13,838     18,451     23,063     27,676     27,676
225,000......................................................     13,838     18,451     23,063     27,676     27,676
250,000......................................................     13,838     18,451     23,063     27,676     27,676
300,000......................................................     13,838     18,451     23,063     27,676     27,676
400,000......................................................     13,838     18,451     23,063     27,676     27,676
450,000......................................................     13,838     18,451     23,063     27,676     27,676
500,000......................................................     13,838     18,451     23,063     27,676     27,676

    The compensation considered in determining benefits under the Pension Plan (as provided in the column titled "Remuneration") is the annual average compensation for the five consecutive calendar years producing the highest average. The compensation considered is limited to $75,000. All amounts of salary, bonus and other compensation as reported in the Summary Compensation Table, up to $75,000, are included in compensation considered under the Pension Plan. The amounts of benefit provided in the Pension Plan Table are the amounts of benefit payable per year in equal monthly installments for the life expectancy of the participants (i.e., straight life annuity amounts). The Pension Plan is integrated with Social Security, and its benefit formula is as follows: (i) 0.6667% of compensation, multiplied by years of service up to 30 years; plus (ii) 0.65% of compensation in excess of $10,000 multiplied by years of service up to 30 years.

    The estimated credited years of service for each of the Named Executive Officers were as follows, estimated as of January 1, 1998:

                                                                               ESTIMATED CREDITED
NAME                                                                            YEARS OF SERVICE
---------------------------------------------------------------------------  -----------------------
Robert J. Arnot............................................................                 6
Gerald W. Lear.............................................................                35
Gary B. Brashers...........................................................                19
Eugene C. Wielepski........................................................                24
Thomas P. Ormandy..........................................................                11
Marc Baff..................................................................                20

1997 OMNIBUS STOCK PLAN

    On May 15, 1997, the Board of Directors of the Company and the Company's stockholders adopted the 1997 Omnibus Stock Plan (the "Plan"). No awards were granted under the Plan in 1997. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward the best-available persons for positions of substantial responsibility. The maximum number of shares of Common Stock that may be issued with respect to awards granted under the Plan is 500,000. The Plan is administered by the Compensation Committee of the Board of Directors. Participation in the Plan is open to all employees, officers, directors and consultants of the Company or any of its affiliates, as may be selected by the Compensation Committee from time to time. The Plan allows for stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards to be granted. The Compensation Committee determines the prices, vesting schedules, expiration dates and other material conditions upon which such awards may be exercised.

EMPLOYMENT AGREEMENTS

    The Company has entered into individual employment agreements (the "Executive Employment Agreements") with each of Messrs. Arnot, Lear, Brashers, Wielepski and Ormandy (collectively, the "Executives"). The initial term of the Executive Employment Agreements began on May 15, 1997 (the "Effective Date") and will terminate on the third anniversary of the Effective Date in the case of Messrs. Arnot and Lear and on the second anniversary of the Effective Date in the case of Messrs. Brashers, Wielepski and Ormandy. The Executive Employment Agreements will automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 60 days prior to the end of the then current term. The Executive Employment Agreements provide for an annual base salary of $400,000, $400,000, $240,000, $200,000 and $300,000 plus up to 20.0% thereof as bonus, respectively, which may be increased based on periodic reviews by the Compensation Committee. In addition, the Executive Employment Agreements provide that the Executives are entitled to participate in any bonus and stock option plans, programs, arrangements and practices sponsored by the Company as may be established from time to time by the Board of Directors of the Company for the benefit of such executive employees, in accordance with the terms of such plans. Each Executive is also entitled to certain fringe benefits, including Company-paid health and life insurance. If any of the Executives is terminated without cause (as such term is defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary for the remainder of his term of employment. The Executive will also continue to participate in Company-sponsored health, life insurance and other fringe benefit plans and programs during the severance period. The Executive Employment Agreements also include certain noncompetition, nonsolicitation and confidentiality provisions.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

OBJECTIVES

    The Company's compensation policies and procedures have historically been aligned with the Company's entrepreneurial traditions. The Company seeks to compensate its officers (including the Named Executive Officers) in a manner which is:

    (i) consistent with the Company's conservative traditions and cost structure;

    (ii) sufficient to attract and retain key executives critical to the success of the Company;

    (iii) reflective of current performance of both the individual officer and the Company; and

    (iv) remuneration of successful long-term strategic management and enhancement of shareholder values.

COMPONENTS OF COMPENSATION

    The Compensation Committee (the "Committee") approves the design of, assesses the effectiveness of, and administers the executive compensation programs of the Company in support of stockholder interests. The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package.

BASE SALARY

    The Committee regularly reviews each executive's base salary. Base salaries are not necessarily compared to other institutions, although market rates for comparable executives with comparable responsibilities are considered in some cases. Base salaries are adjusted by the Committee to recognize varying levels of responsibility, experience, breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. The annual base salaries of Messrs. Arnot and Lear, the Company's Co-Chief Executive Officers, were increased to $400,000 pursuant to the terms of their Executive Employment Agreements in consideration of their expanded responsibilities in connection with the Company's initial public offering and in connection with entering into the exclusive license agreement to manufacture and market men's sportswear under the Girbaud-Registered Trademark- brand. The annual base salaries of the other Named Executive Officers were increased based upon their individual performance and contribution to the Company.

ANNUAL INCENTIVES

    The annual incentive program promotes the Company's pay-for-performance philosophy by providing the Co-Chief Executive Officers and other executive officers with direct financial incentives in the form of annual cash bonuses to achieve corporate and, in some cases, individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Company did not pay any bonuses to any of the Named Executive Officers in 1997.

LONG-TERM INCENTIVES

    In keeping with the Company's commitment to provide a total compensation package which includes at-risk components of pay, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package. When awarding long-term grants, the Committee considers an executive's level of responsibility, prior compensation experience, historical award data, and individual performance criteria. Long-term incentives are in the form of stock options awards under the Company's Plan.

    Stock options are granted at an option price which is the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of stock option grants is based on competitive practice, individual performance factors and historical award data. No stock option grants were made to the Named Executive Officers in 1997.

CONCLUSION

    The Committee believes these executive compensation policies and programs serve the interests of the Company and its stockholders effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

    We will continue to monitor the effectiveness of the Company's total compensation program to meet the current and future needs of the Company.

    Members of the Compensation Committee:

           Ira J. Hechler (Chairman), Jon Hechler and Ronald S. Schmidt

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RESTATED SHAREHOLDERS' AGREEMENT

    The Company's Shareholders' Agreement dated December 20, 1984, as amended, was amended and restated (the "Restated Shareholders' Agreement"), effective as of the time of consummation of the Company's initial public offering (the "Offering"). No consideration was paid in connection with the execution of the Restated Shareholders' Agreement. Pursuant to the Restated Shareholders' Agreement, Messrs. Robert J. Arnot, Gerald W. Lear, Ira J. Hechler and Jon Hechler are designated as principal shareholders (the "Principal Shareholders") and the other stockholders of the Company immediately prior to consummation of the Offering are designated as non-principal shareholders (the "Non-Principal Shareholders"). The Principal Shareholders and the Non-Principal Shareholders have agreed to vote their shares of Common Stock, in elections to fill Class I and Class II of the Board of Directors, to elect nominees of the Principal Shareholders. The Restated Shareholders' Agreement provides that each of the Principal Shareholders has granted to each of the other Principal Shareholders and to the Company rights of first refusal (the "Refusal Right") with respect to the sale of any shares of the Company's outstanding Common Stock. The Restated Shareholders' Agreement provides that each of the Non-Principal Shareholders holding, at the time of the contemplated transfer, in excess of 0.5% of the outstanding Common Stock of the Company has granted to (i) each of the Principal Shareholders, (ii) each of the Non-Principal Shareholders and (iii) the Company, rights of first refusal with respect to the sale of any shares of the Company's outstanding Common Stock. The Restated Shareholders' Agreement also provides that in the event that any two of
(i) Robert J. Arnot, (ii) Gerald W. Lear and (iii) Ira J. Hechler and Jon Hechler (a "Majority") agree to enter into a transaction with a third party for the tender of shares (including, without limitation, in a change of control transaction), the rights of first refusal set forth above shall not apply and the Majority or the Company may require the other Principal Shareholders and Non-Principal Shareholders to participate in such transaction on the same terms and conditions applicable to the Majority. The Refusal Right terminates upon the earlier of May 15, 2001 or upon the Principal Shareholders beneficially owning 20.0% or less of the shares of Common Stock outstanding. The remainder of the Restated Shareholders' Agreement terminates upon the earlier of May 15, 2003 or upon the Principal Shareholders beneficially owning 20.0% or less of the shares of Common Stock outstanding.

ACQUISITION OF LIMITED PARTNERSHIP INTEREST

    Prior to the closing date of the Offering, the Company's wholly-owned subsidiary, Isaacs Design, Inc., acquired a 1.0% ownership interest in I.C. Isaacs & Company L.P. (the "Partnership") from Ira J. Hechler, a director and stockholder of the Company, in exchange for approximately $335,000 in cash, which the Company believes represented terms no less favorable than as could have been received from a disinterested third party. Prior to this acquisition, the Company held a 99.0% ownership interest in the Partnership. As a result of this acquisition, the Company has sole control of the Partnership.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS OF THE COMPANY

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of the Company for the current fiscal year. BDO Seidman, LLP has served as the Company's independent auditors and have been the Company's auditors since 1985. Although not legally required to do so, the Board is submitting the selection of BDO Seidman, LLP for ratification by the Company's stockholders at the Meeting.

    A representative of BDO Seidman, LLP will be present at the Meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% or more of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1997 and through the date hereof, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them except that the Form 3 initial statements of beneficial ownership of the Reporting Persons were inadvertently late in the case of Messrs. Robert J. Arnot, Gerald W. Lear, Eugene C. Wielepski, Ira J. Hechler, Jon Hechler, Gary B. Brashers, Ronald S. Schmidt, Neal J. Fox, Anthony J. Marterie and Thomas P. Ormandy.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company did not have a Compensation Committee until May 1997. Until that time, each of Messrs. Arnot and Lear (each of whom served as an executive officer of the Company during 1997) participated in deliberations concerning executive compensation. The Executive Employment Agreements were approved by the Company's current Compensation Committee. During 1997, Mr. Arnot served as a member of the board of directors of I.B. Diffusion, a company for which Mr. Schmidt, a member of the Company's Compensation Committee, serves as President and Chief Executive Officer.

                             STOCKHOLDER PROPOSALS

    In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 1999 Annual Meeting of Stockholders must submit the proposal to the Company by January 21, 1999.

    In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 1999 Annual Meeting of Stockholders, a stockholder submitting a proposal must file a written notice with the Corporate Secretary of the Company which conforms to the requirements of the Company's Bylaws. If the Board or a designated committee or the officer who will preside at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, a stockholders will be notified promptly of such deficiency and will be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Stockholders to be held in 1999.

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                                          By Order of the Board of Directors

                                          Robert J. Arnot
                                          Chairman of the Board and Co-Chief
                                          Executive
                                          Officer

                                          Gerald W. Lear
                                          President and Co-Chief Executive
                                          Officer

                                          Eugene C. Wielepski
                                          Corporate Secretary

Baltimore, Maryland
May 11, 1998

                          I.C. ISAACS & COMPANY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1998

    The undersigned hereby constitutes and appoints Ira J. Hechler and Neal J. Fox, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc. (the "Company") to be held at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time, on Tuesday, June 16, 1998 and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

    1. To elect three Class I directors to the Company's Board of Directors each for a term of three years or until their successors have been elected and qualified. The following three persons have been nominated to serve as Class I directors: Gerald W. Lear, Robert J. Arnot and Eugene C. Wielepski.

    / /  FOR all nominees listed above   / /  WITHHOLD AUTHORITY to vote for all
nominees listed below
--------------------------------------------------------------------------------

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE PROVIDED ABOVE.)

    2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the current fiscal year.
       / /  FOR              / /  AGAINST              / /  ABSTAIN

                         (PLEASE SIGN ON REVERSE SIDE)

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR ITEM
2. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

    THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the director nominees listed in Item 1 and FOR Item 2.

    / / Please indicate by check mark if you plan to attend the Annual Meeting of Stockholders.
                                              Dated ______________________, 1998
                                              __________________________________
                                              (Signature)
                                              __________________________________
                                              (Signature)

    NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope)